UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 21, 2007

U.S. DRY CLEANING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-23305	77-0357037
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

125 E. Tahquitz Canyon, Suite 203 Palm Springs, California	92262
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(760) 322-7447

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

Consulting Agreement with Deborah Rechnitz and DRechnitz I, LLC

On February 20, 2007, we entered into a consulting agreement (“Consulting Agreement”) with Deborah Rechnitz and DRechnitz I, LLC (collectively, “Consultant”), for a term of twenty-four months that provides that Consultant will provide a variety of mergers and acquisition related services to us as more fully described in the Consulting Agreement. As consideration for such services, we agreed to pay Consultant a non-refundable retainer of $50,000 and a non-refundable monthly draw of $15,000 per month for each of the first twenty-three months of the term of the Consulting Agreement and $5,000 for the twenty-fourth month of the Consulting Agreement to be applied against amounts owed for any future success fees earned by Consultant. Pursuant to the terms of the Consulting Agreement, we are required to pay Consultant a cash transaction fee (each, a “Success Fee”) based on the Total Consideration (as such term is defined in the Consulting Agreement) upon the closing of certain Purchases (as such term is defined in the Consulting Agreement). In the event the Total Consideration for a Purchase is less than or equal to $5,000,000, the transaction fee is equal to 2% of the Total Consideration. In the event the Total Consideration for a Purchase is greater than $5,000,000, the transaction fee is equal to 1% of the Total Consideration. However, no Success Fee shall be paid to Consultant unless and until the aggregate amount of Success Fees earned is equal to or greater than $400,000 (the “Draw Amount”). Once the Draw Amount has been reached, Consultant shall be paid all Success Fees that exceed the Draw Amount. In addition to the fees set forth above, we are required to issue Consultant a warrant to purchase 100,000 shares of our common stock at an exercise price of $3.50 per share. The Consulting Agreement contains other customary terms and conditions for arrangements of this type, including without limitation, non-compete and non-solicitation provisions.

Item 3.02.   Unregistered Sales of Equity Securities.

The issuance of the warrant pursuant to the Consulting Agreement are exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, or Regulation D thereunder, as a transaction by an issuer not involving a public offering.

Item 1.01 of this Form 8-K contains a more detailed description of the issuance of the warrant pursuant to the Consulting Agreement, which is incorporated into this Item 3.02 by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. DRY CLEANING CORPORATION

Date: February 27, 2007	By:	/s/ Robert Y. Lee

Robert Y. Lee Chief Executive Officer